Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Ron Soulema, Adv.& Notary

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Igal Rosenberg, Adv.

Sagiv Bar Shalom, Adv.

Avi Omrad, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Jonathan Friedland, Adv. ***

Tali Pery, Adv.

Tsvia shiff, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary****

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Ehud Kremer. Adv.

liav Menachem, Adv. Notary & Mediator

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Rivka Mangoni, Adv.

Israel Asraf, Adv. & Notary

Shay Almakies, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Nidal Siaga, Adv.

Amit Moshe Cohen, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Liron Tery, Adv.

Idan Halili, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Ronit Rabinovich, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Jacob Bayarsky, Adv.

Matan Hemo, Adv.

Or Nass, Adv.

Omer Katzir, Adv. & economist

Adi Barnes, Adv.

Noy Keren, Adv.

Doron Pesso, Adv.

Ronit Israeli, Adv.

Felix Naftaliev, Adv.

Lipaz Karni, Adv.

Dov Alter, Adv.

Itay Bendet, Adv.

Monica kevorkian karawani, Adv.

Eli Kulas. Adv. Notary & Mediator – Counselor

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Counselor

Jan Robinsohn, M.Jur. Adv. & Notary - Counselor*****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

***Member of the Bar, Israel and New York; Consular Agent and Honorary Consul of the United States of America (Ret.)
**** Accredited by the consulate of France

***** Honorary Consul Of The Republic

Of Poland (ret.)

Bnei Brak, July 15, 2021

Intercure Ltd.

Madinat Hyhudim Street,

Herzilya,

Israel

Dear Sir and Madam:

Re: InterCure Ltd. 5,937,726 Ordinary Shares

We have acted as Israeli counsel to Intercure Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the offer and sale of an aggregate 5,937,726 ordinary shares, no par value (the “Ordinary Shares”).

This opinion is being provided as part of the F-1 Registration Statement of the Company for the Registration of 5,937,726 Ordinary Shares (the “Registration Statement”).

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares are duly authorized, legally issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if any. Without limiting the generality of the foregoing, we are not experts on, and we do not express any opinion on any applicable laws, rules and regulations relating to patents, copyrights, trademarks, other proprietary rights and licenses and other regulatory requirements.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Advocates and Notaries

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7 metsada St. Bnei Brak, 5126112

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